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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement of Group Maintenance America Corp., on Form S-4 of our report dated August 7, 1997, except for Notes 2 and 11, as to which the date is August 18, 1997, relating to the financial statements of MacDonald-Miller Industries, Inc., which appear in a Form 8-K of Group Maintenance America Corp. dated December 22, 1998. We also consent to the reference to our Firm under the heading "Experts" in this Registration Statement.

Moss Adams L.L.P.

Seattle, Washington
December 22, 1998